Exhibit 24.1
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Karla C. Robertson the undersigned’s true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in such person’s name, place and stead, in any and all capacities (including the undersigned’s capacity as Director and/or Principal Executive Officer of SUPERVALU INC.), to sign SUPERVALU’s Annual Report on Form 10-K to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, for the fiscal year ended February 28, 2015, and any or all amendments to said Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 24th day of April, 2015, by the following persons:

Signature

/s/ Donald R. Chappel	/s/ Matthew E. Rubel
Donald R. Chappel	Matthew E. Rubel

/s/ Irwin S. Cohen	/s/ Wayne C. Sales
Irwin S. Cohen	Wayne C. Sales

/s/ Philip L. Francis	/s/ Frank A. Savage
Philip L. Francis	Frank A. Savage

/s/ Eric G. Johnson	/s/ John T. Standley
Eric G. Johnson	John T. Standley

/s/ Mathew M. Pendo	/s/ Gerald L. Storch
Mathew M. Pendo	Gerald L. Storch